EXHIBIT 10.10

Stock Option Exercise Agreement

This Stock Option Exercise Agreement (this “Exercise Agreement”) is made and entered into as of _________________ by and between GenFlat Holdings, Inc., a Delaware corporation (the “Company”) and the Purchaser named below. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the GenFlat Holdings, Inc. 2020 Equity Incentive Plan (the “Plan”).

Purchaser Name: _______________________

Address: ______________________________

_____________________________________

_____________________________________

Social Security Number: __________________

Date: _________________________________

1.             Option. The Purchaser was granted an option (the “Option”) to purchase shares of Common Stock pursuant to the terms of the Plan and the Stock Option Agreement between the Company and the Purchaser dated _____________________, as follows:

Type of Option (check one):

____ Incentive Stock Option

____ Non-qualified Stock Option

Grant Date: ___________________________________

Number of Option shares: ________________________

Exercise Price per share: _________________________

Expiration Date: ________________________________

2.             Exercise of Option. The Purchaser hereby elects to exercise the Option to purchase ________ shares of Common Stock (“Shares”), all of which are vested pursuant to the terms of the Stock Option Agreement.

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The total Exercise Price for all of the Shares is _____________ (Total Shares times Exercise Price per Share).

3.             Payment of the Exercise Price; Delivery of Required Documents. The Purchaser encloses payment in full of the total Exercise Price for the Shares in the following form(s), as authorized by the Stock Option Agreement (check and complete as appropriate):

____ In cash (by certified or bank check) in the amount of $______, receipt of which is acknowledged by the Company.

____ By delivery of ____ previously acquired shares of Common Stock duly endorsed for transfer to the Company.

____ Through a Stock for Stock Exchange (Contact:___________________).

____ By a broker-assisted cashless exercise (Contact:___________________).

____ By reduction in the number of Shares otherwise deliverable upon exercise with a Fair Market Value equal to the total Exercise Price (Contact:___________________).

The Purchaser will deliver any other documents that the Company requires.

4.             Tax Withholding. The Purchaser authorizes payroll withholding and will make arrangements satisfactory to the Company to pay or provide for any applicable federal, state and local withholding obligations of the Company. The Purchaser may satisfy any federal, state or local tax withholding obligation relating to the exercise of the Option by any of the methods set forth in the Stock Option Agreement. The Purchaser understands that ownership of the Shares will not be transferred to the Purchaser until the total Exercise Price and all applicable withholding taxes have been paid.

5.             Notice of Disqualifying Disposition. If the Option is an Incentive Stock Option, the Purchaser agrees to promptly notify the Chief Executive Officer at the Company if he or she transfers any of the Shares purchased pursuant to this Exercise Agreement within one (1) year from the date of exercise of the Option or within two (2) years from the Grant Date.

6.             Tax Consequences. The Purchaser understands that there may be adverse federal or state tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser also acknowledges that he or she has been advised to consult with a tax advisor in connection with the purchase or disposition of the Shares. The Purchaser is not relying on the Company for tax advice.

7.             Compliance with Law. The issuance and transfer of the Shares will be subject to, and conditioned upon compliance by the Company and the Purchaser with, all applicable federal, state and local laws and regulations and all applicable requirements of any stock exchange or automated quotation system on which the Shares may be listed or quoted at the time of such issuance or transfer.

8.             Successors and Assigns; Binding Effect. The Company may assign any of its rights under this Exercise Agreement. This Exercise Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. This Exercise Agreement will be binding upon the Purchaser and the Purchaser’s heirs, executors, legal representatives, successors and assigns.

9.             Governing Law. This Exercise Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

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10.         Severability. The invalidity or unenforceability of any provision of this Exercise Agreement shall not affect the validity or enforceability of any other provision, and each provision of this Exercise Agreement shall be severable and enforceable to the extent permitted by law.

11.         Counterparts. This Exercise Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

12.         Notice. Any notice required to be delivered to the Company under this Exercise Agreement shall be in writing and addressed to the Chief Executive Officer of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Purchaser under this Exercise Agreement shall be in writing and addressed to the Purchaser at the Purchaser’s address as set forth above. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

13.         Acknowledgement. The Purchaser understands that he or she is purchasing the Shares pursuant to the terms and conditions of the Plan and the Stock Option Agreement, copies of which the Purchaser has read and understands.

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IN WITNESS WHEREOF, the parties have executed this Exercise Agreement as of the date first above written.

Employee Name: By: _____________________
GENFLAT HOLDINGS, INC.
By: _____________________ Name: Title:

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